Exhibit (21) Significant Subsidiaries of the Registrant

         Technitrol, Inc., which has no parent, has the following subsidiaries:

                                                                         Percent
 Name                                         Incorporation                Owned
 ----                                         -------------                -----

 AMI Doduco (PA), Inc.                        Pennsylvania                 100%
 AMI Doduco (NJ), Inc.                        Delaware                     100%
 AMI Doduco (PR), Inc.                        Delaware                     100%
 AMI Doduco (NC), Inc.                        Delaware                     100%
 AMI Doduco (Mexico), S. de R.L. de C. V.     Mexico                       100%
 AMI Doduco Espana, S. L.                     Spain                        100%
 AMI Doduco GmbH                              Germany                      100%
 Dongguan Pulse Electronics Co., Ltd.         People's Republic of China   100%
 FEE GmbH                                     Germany                      100%
 FEE S.A.                                     France                       100%
 Pulse Canada Ltd.                            Canada                       100%
 Pulse Components Ltd.                        Hong Kong                    100%
 Pulse Electronics Ltd.                       Hong Kong                    100%
 Pulse Electronics (Singapore) Pte. Ltd.      Singapore                    100%
 Pulse Engineering, Inc.                      Delaware                     100%
 Pulse Engineering Distribution Ltd.          Ireland                      100%
 Pulse Philippines, Inc.                      Philippines                  100%
 Pulse Production (Malaysia) Sdn. Bhd.        Malaysia                     100%
 Pulse Production (Thailand) Ltd.             Thailand                     100%
 Pulse Taiwan Corporation                     Taiwan                       100%
 Technitrol Delaware, Inc.                    Delaware                     100%
 Technitrol Singapore Holdings Pte. Ltd.      Singapore                    100%
 TNL Singapore Components Holdings Pte. Ltd.  Singapore                    100%
 Valor East Electronics Ltd.                  Hong Kong                    100%
 Valor Europe Ltd.                            United Kingdom               100%
 Valor GTI Electronics (Shenzhen) Co. Ltd.    People's Republic of China   100%




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